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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ---------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ---------------------

              NUVEEN CALIFORNIA DIVIDEND ADVANTAGE MUNICIPAL FUND
            -------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


      MASSACHUSETTS                                   36-4270660
(State of Incorporation                          -------------------
   or Organization)                                I.R.S. Employer
                                                 Identification No.)


                             333 West Wacker Drive
                           Chicago, Illinois  60606
                   (Address of Principal Executive Offices)
           --------------------------------------------------------

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-69035.

     Securities to be registered pursuant to Section 12(b) of the Act:

       Title Of Each Class                    Name Of Each Exchange On Which
       To Be So Registered                    Each Class Is To Be Registered
       -------------------                    ------------------------------

       Share of beneficial interest            New York Stock Exchange, Inc.
       $.01 par value per share

     Securities to be registered pursuant to Section 12(g) of the Act:


                                     NONE
                        -----------------------------
                               (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.
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     The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $.01 par value per share of Nuveen California Dividend Advantage Municipal Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in the Registrant's registration statement on Form N-2 and under the heading "Description of Shares" in the Statement of Additional Information attached thereto, each filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on December 16, 1998 (Registration Nos. 333-69035 and 811-09161, respectively) and Amendment No. 1 thereto filed April 16, 1999, which description is incorporated herein by reference.

Item 2.   Exhibits.
-------------------

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 16, 1999


                                     NUVEEN CALIFORNIA DIVIDEND
                                     ADVANTAGE MUNICIPAL FUND



                                     By: /s/ Gifford R. Zimmerman
                                         ------------------------
                                             Gifford R. Zimmerman
                                             Vice President and
                                             Secretary

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